SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

AMENDMENT NO. 1 TO

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2004

Date of Report (Date of earliest event reported)

GERMAN AMERICAN BANCORP

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-11244 (Commission File Number)	35-1547518 (IRS Employer Identification Number)

711 Main Street Box 810 Jasper, Indiana (Address of principal executive offices)	47546 (Zip Code)

Registrant's telephone number, including area code: (812) 482-1314

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

German American Bancorp (the "Company") hereby amends its current report on Form 8-K dated September 28, 2004 (the "Original Form 8-K") as set forth in this Amendment No. 1 to Form 8-K/A (the "Amended Form 8-K") to disclose the Committees of the Board of Directors to which the newly appointed Directors, Christina Miller-Ernst, U. Butch Klem, and Doug Bawel, were appointed. In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Original Form 8-K omitted the information called for in Item 5.02(d)(3) with respect to the Committee appointments of those newly appointed Directors. This Amended Form 8-K is filed solely to provide the information required by Item 5.02(d)(3).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported, on September 28, 2004, the Board of Directors of the Company (the "Board") elected Christina Miller-Ernst, U. Butch Klem, and Doug Bawel to serve as Directors. At the time of their election to the Board, Mrs. Miller-Ernst, Mr. Klem and Mr. Bawel were not appointed to serve on any committees of the Board. On April 28, 2005, the Board, at its annual reorganization meeting, elected these three individuals to the following committees:

Name of Director	Committee Appointments
Mrs. Miller-Ernst	Audit; Finance & Asset/Liability Management; Investment; Technology/Operations
Mr. Klem	Human Resources; Finance & Asset/Liability Management; Investment;
Mr. Bawel	Human Resources; Audit; Technology/Operations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP By: /s/ Mark A. Schroeder Mark A. Schroeder, President and Chief Executive Officer
Dated: May 4, 2005